EXHIBIT 99.1

For Further Information Contact:

Ray Wallin
Sr. VP, Finance & CFO
408-934-7500

NEWS RELEASE

Sipex Reports Third Quarter 2004 Results

Net Sales Jumps 19% Sequentially as Optical Storage Revenues Near $5 Million Revenues Anticipated to Continue to Rise in the Fourth Quarter

(Milpitas, CA – November 9, 2004) – Sipex Corporation (NASDAQ:SIPX), a leading provider of high performance analog integrated circuits (ICs), today announced results for the third quarter of 2004 ended October 2, 2004. Sipex reported net sales of $18.8 million, an increase of 19% compared to net sales of $15.7 million for the previous quarter and an increase of 24% compared to net sales of $15.2 million (as restated) reported for the same period last year. Diluted (loss) per share was $(0.16) compared to the $(0.11) per share loss reported in the previous quarter and the $(0.17) per share loss (as restated) reported for the same period last year.

Gross margin for the third quarter of 2004 was 25.4% compared to 26.2% for the previous quarter and 14.9% (as restated) for the same period last year. The gross margin in the third quarter of 2004 was constrained by lower utilization of our internal wafer fab as we acted to minimize inventory growth. In addition, lower revenues from higher margin interface products and increased inventory write-downs contributed to the lower gross margin.

Net loss and diluted loss per share were negatively impacted by the restructuring charges associated with our on-going plan to close our Billerica facility and relocate the remaining functions to our Milpitas, CA. headquarters. Further, we experienced sharply increased spending associated with our efforts to achieve certification under Section 404 of the Sarbanes-Oxley Act of 2002.

On a non-GAAP, or pro forma basis, diluted (loss) per share for the third quarter of 2004 was $(0.10), excluding the impact of the restructuring charges. Pro forma diluted loss per share for the third quarter of 2003 was $(0.12). A reconciliation of GAAP results to pro forma results is set forth at the end of this release.

Walid Maghribi, president and chief executive officer of Sipex, commented, “We are proud to have grown our revenues by 19% sequentially in a very tough and fast moving environment. Revenues from our two strategic business lines, power management and optical storage, grew sequentially by 27% and 237%, respectively. Extremely strong demand for our 16X drive PDIC and APC products drove revenues to an all time high of nearly $5 million for these optical storage products.

“While we executed well on our initiatives to increase our revenues and reduce our external manufacturing costs, the general market slow down on interface products impelled us to reduce production output in our wafer fab in order to prevent a large inventory build that could overhang the market. This scale back in production output along with additional inventory write-downs due to reduced demand on older products contributed to the negative impact on gross margin.”

Maghribi continued, “We are excited about the continued acceptance of our optical storage products and the prospects for this business in the coming quarter and next year. Our current customers are in field qualification of our next generation products and we believe this bodes extremely well for continued success in this business.

“Several of our new power products have gone into mass production and drove our power management revenues to a strong 27% sequential quarterly growth.

“We enter the fourth quarter with the highest shippable backlog we have seen in the recent history of our company, driven mostly by strong demand for our optical storage products and better backlog from our distributor network for the rest of the business. Turns business required for the quarter is at a low level of around 15% of total expected revenues from direct customers. With such a strong position this early in the quarter, we anticipate net sales for the current quarter to rise sequentially by 12% to 14% to between $21 and $22 million.”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the following matters: anticipated growth in net sales, supply and demand for the Company’s products; anticipated growth in revenue levels and gross margin; relationships with customers and prospective customers; prospects for and acceptance of optical storage products and next generation products by our customers; the results of customer qualification efforts with our products; expected net sales for the fourth quarter of 2004 and other matters. Statements in this press release that are not historical facts are identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements are estimates reflecting the best judgment of the senior management of Sipex. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements, including overall economic conditions in the U.S. and abroad, demand for electronic products and semiconductors in general, demand for the end-user products for which the Company’s semiconductors are suited, the Company’s relationships with customers and distributors in Europe and Japan, as well as other customers and distributors, the Company’s ability to move new product designs into production and to successfully market and sell new products and the ability of the Company to manage expenses, production and shipment levels and improve gross margins. Forward-looking statements should, therefore, be considered in light of various important factors, including those risk factors set forth in reports that we file periodically with the Securities and Exchange Commission, including without limitation, our annual report on Form 10-K for the year ended December 31, 2003 and our quarterly report on Form 10-Q for the period ended October 2, 2004 expected to be filed on or about November 11, 2004.

When we use the words, “anticipate,” “estimate,” “project,” “intend,” “expect,” “plan,” “guidance,” “believe,” “should,” “would,” “likely” and similar expressions, we are making forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events. All subsequent forward-looking statements attributable to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements we make herein and in our periodic filings with the Securities and Exchange Commission.

About Sipex
Sipex Corporation is a semiconductor company that designs, manufactures and markets high performance, value-added analog integrated circuits (IC). Sipex serves the broad analog signal processing market with interface, power management and optical storage ICs for use in automotive, portable products, computing, communications, and networking infrastructure markets. The company is headquartered in Milpitas, CA with additional offices in Belgium, Canada, China, Germany, Japan, Taiwan and the UK. Sipex sells products direct and through its distribution channels. For more information about Sipex, visit www.sipex.com.

For further information, contact Ray Wallin, Sr. VP, Finance & CFO at Sipex Corporation, 233 South Hillview Drive, Milpitas, CA 95035, Telephone (408-934-7500).

SIPEX CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 2, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$9,946	$18,185
Restricted cash	565	—
Short-term investment securities	2,995	2,994
Accounts receivable, net	7,539	8,793
Accounts receivable, net, related party	803	2,054
Inventories	19,772	15,956
Other current assets	1,508	1,434

Total current assets	43,128	49,416
Property, plant and equipment, net	46,713	51,778
Restricted cash	1,272	—
Other assets	234	410

Total assets	$91,347	$101,604

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,598	$11,340
Accrued expenses	4,135	4,087
Current portion of restructuring costs	672	422
Deferred income, related party	4,643	4,636

Total current liabilities	19,048	20,485
Long-term portion of restructuring costs	1,447	535
Long-term debt, related party	—	21,323

Total liabilities	20,495	42,343
Stockholders’ equity	70,852	59,261

Total liabilities and stockholders’ equity	$91,347	$101,604

SIPEX CORPORATION
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
			As Restated,		As Restated,
			See Note 1		See Note 1
	October 2, 2004	July 3, 2004	Sept. 27, 2003	October 2, 2004	Sept. 27, 2003
Net sales	$11,644	$7,847	$10,462	$30,018	$31,273
Net sales, related party	7,138	7,889	4,736	22,597	13,933

Total net sales	18,782	15,736	15,198	52,615	45,206
Cost of sales	14,008	11,613	12,937	39,170	41,747

Gross profit	4,774	4,123	2,261	13,445	3,459

Operating Expenses:
Research and development	4,060	4,039	3,377	11,659	9,737
Marketing and selling	1,976	2,178	1,759	6,129	5,127
General and administrative	2,238	1,711	1,525	6,677	5,589
Restructuring	1,882	59	(29)	1,941	(329)

Total operating expenses	10,156	7,987	6,632	26,406	20,124
Loss from operations	(5,382)	(3,864)	(4,371)	(12,961)	(16,665)
Other income (expense), net	80	79	(255)	164	(571)

Loss before income taxes	(5,302)	(3,785)	(4,626)	(12,797)	(17,236)
Income tax expense (benefit)	—	(100)	27	(69)	291

Net loss	$(5,302)	$(3,685)	$(4,653)	$(12,728)	$(17,527)

Net loss per common share — basic and diluted	$(0.16)	$(0.11)	$(0.17)	$(0.39)	$(0.62)

Weighted average common shares outstanding — basic and diluted	33,707	33,089	28,145	32,461	28,077

Note:

1	The Company determined that certain errors occurred in the costing of inventory held at subcontractors and in the cut off associated with the accrual of returned products. As a result, the above noted operating results for the quarter and nine months ended September 27, 2003 have been restated.

SIPEX CORPORATION
Reconciliation of GAAP Results to Pro Forma Results — Unaudited
(In thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
			As Restated,		As Restated,
			See Note 3		See Note 3
	October 2, 2004	July 3, 2004	Sept. 27, 2003	October 2, 2004	Sept. 27, 2003
GAAP — net loss	$(5,302)	$(3,685)	$(4,653)	$(12,728)	(17,527)
Fair value of debt conversion rights, related party, net of tax — Note 1	—	—	1,214	—	1,214
Restructuring, net of tax — Note 2	1,882	59	(29)	1,941	(329)

Pro forma — net loss	$(3,420)	$(3,626)	$(3,468)	$(10,787)	$(16,642)

GAAP — net loss per share	$(0.16)	$(0.11)	$(0.17)	$(0.39)	$(0.62)
Fair value of debt conversion rights, related party, net of tax — Note 1	—	—	0.05	—	0.04
Restructuring, net of tax — Note 2	0.06	0.00	(0.00)	0.06	(0.01)

Pro forma — net loss per share	$(0.10)	$(0.11)	$(0.12)	$(0.33)	$(0.59)

Weighted average common shares outstanding — basic and diluted	33,707	33,089	28,145	32,461	28,077

Notes:

1	Adjustment to eliminate the non-cash charge to net sales associated with the recognition of the increase in the fair value of the debt conversion rights associated with the convertible note to related party.

2	Adjustment to eliminate restructuring charge.

3	The Company determined that certain errors occurred in the costing of inventory held at subcontractors and in the cut off associated with the accrual of returned products. As a result, the above noted operating results for the quarter and nine months ended September 27, 2003 have been restated.

Use of Pro Forma Financial Information:
To supplement its consolidated financial statements presented in accordance with GAAP, for the periods ended October 2, 2004, Sipex is presenting non-GAAP, or pro forma, measures of net loss, and net loss per share for the three-month and nine-month periods ended October 2, 2004, July 3, 2004 and September 27, 2003, respectively, which are adjusted from results based on GAAP, to present results of operations before considering the impact of non-cash charges related to a convertible note previously issued to a related party as well as restructuring charges. These adjustments are provided to enhance the overall understanding of Sipex’s current financial performance compared to the GAAP results of prior periods. Specifically, Sipex believes that the pro forma results provide useful information to both management and investors by excluding non-cash and non-recurring charges that the Company believes are not indicative of its core operating performance. The presentation of this additional information is not intended to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America, and is not necessarily comparable to non-GAAP results published by other companies.